Exhibit 23B
                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the MBNA Corporation 1997 Long Term Incentive Plan, of our report dated January 13, 1998 with respect to the consolidated financial statements of MBNA Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


Baltimore, Maryland
April 29, 1998